SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 10, 2015

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Section 5   Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Jonathan Gregory as CEO and Vice Chairman

On September 10, 2015, Royale Energy, Inc., announced the appointment of Jonathan Gregory as Chief Executive Officer and Vice Chairman of the Board.  Mr. Gregory is expected to spear-head a shift into an acquisition growth strategy for Royale.  Former Co-CEO Donald Hosmer will retain his position as President – Business Development, and former Co-CEO Stephen Hosmer will retain his position as Chief Financial Officer and President.  These changes will support Royale’s new growth strategy and provide a streamlined process to evaluate and consider acquisition opportunities.

Mr. Gregory joined Royale’s Board of Directors in June 2014.  Mr. Gregory, age 51, has served as CFO of AmeriCo Energy Resources, LLC since February 2014.  From April 2012 to February 2014, he was CFO of J & S Oil & Gas, LLC.  From January 2005 to March 2012, he was Executive Vice President of

Texas Capital Bank, N.A.  Mr. Gregory has spent a total of 25 years in the commercial banking sector, having been with Guaranty Bank and Bank One prior to his position at Texas Capital Bank.

Resignation of Tony Hall as Director

Also on September 10, 2015, Tony Hall submitted his resignation from the Board of Directors of Royale.  In resigning, Mr. Hall did not express any disagreement with the Company  on any matter relating to Royale’s operations, policies or practices.

Section 9   Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1  Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: September 10, 2015	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President and Chief Financial Officer

ROYALE ENERGY, INC.

NASDAQ: ROYL

NEWS FOR IMMEDIATE RELEASE

ROYALE ENERGY, INC. ANNOUNCES MANAGEMENT CHANGES

September 1, 2015 -- San Diego, California – Royale Energy, Inc. (NASDAQ:ROYL) announced today changes to its senior management team. Jonathan Gregory has been appointed as Chief Executive Officer and Vice Chairman of the Board to spear-head a shift into an acquisition growth strategy for Royale. Donald Hosmer will be retaining his position as President – Business Development, and Stephen Hosmer remains as Chief Financial Officer and President. These changes will support this new growth strategy, and provide a streamlined process to evaluate and consider acquisition opportunities.

Jonathan Gregory joined the Board of Directors of Royale in June, 2014. Prior to being appointed CEO and Vice Chairman, Jonthan was CFO of Americo Energy Resources, a private Houston based oil and gas company. Prior to this position, Mr. Gregory was Executive Vice President at Texas Capital Bank, directing the banks oil and gas lending operations in Houston. Mr. Gregory has spent a total of 25 years in the commerical banking sector, having been with Guranty Bank and Bank One prior to his position at Texas Capital Bank.

Harry Hosmer, Chairman of the Board of Directors, commented, "Jonathan was a key addition to our board of directors in 2014, and in this current low price commodity enviornment, we believe that somebody with Jonthan's skill set, and relationships will be ideally positioned to help Royale take advantage of these opporunities. "

Jonathan Gregory added, "Royale like many independent oil and gas companies faces a number of challenges in these current market conditions. Challenging times always present opportunity. Royale has survived through multiple cycles, andd I believe that we will see many opportunities to both reposition and grow the Company."

Mr. Gregory will remain in Houston, Texas where Royale will be establising an office.

About Royale Energy, Inc.

Founded in 1986, Royale Energy, Inc. (Nasdaq: ROYL) is an independent exploration and production company focused on the acquisition, development, and marketing of natural gas. Royale Energy has its primary operations in the Sacramento and San Joaquin basins in California.

Forward Looking Statements

In addition to historical information contained herein, this news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, subject to various risks and uncertainties that could cause the company's actual results to differ materially from those in the "forward-looking" statements. While the company believes its forward looking statements are based upon reasonable assumptions, there are factors that are difficult to predict and that are influenced by economic and other conditions beyond the company's control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

Contact:
Royale Energy, Inc.
Chanda Idano, Director of Marketing & PR
619-881-2800
chanda@royl.com
http://www.royl.com